UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): November 25, 2009
MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

4200 STONE ROAD
KILGORE, TEXAS	75662
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (903) 983-6200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This Current Report on Form 8-K/A (this “Amended Report”) is filed as an amendment to the Current Report on Form 8-K (the “Original Report”) that Martin Midstream Partners L.P. (the “Partnership”) filed with the Securities and Exchange Commission on December 1, 2009. The purpose of this Amended Report is to correct a minor clerical error, whereby a draft version of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 25, 2009 (the “Partnership Agreement”), was filed as Exhibit 10.5 to the Original Report. The correct version of the Partnership Agreement is attached hereto as Exhibit 10.1 and contains only minor changes. Despite the clerical error, the description of the amended terms of the Partnership Agreement set forth in Item 5.03 of the Original Report continue to be correct.
     This Amended Report is not intended to otherwise revise or update any of the information disclosed in the Original Report. This Amended Report continues to speak as of the date of the Original Report and is not intended to, nor does it, reflect events that have occurred since the filing of the Original Report.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

EXHIBIT
NUMBER		DESCRIPTION

10.1	—	Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 25, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.
	By:	Martin Midstream GP LLC, Its General Partner

Date: January 19, 2009	By:	/s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION

10.1	—	Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 25, 2009.